Exhibit 16.1

April 4, 2007

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were the principal accountants of Eden Bioscience Corporation and, under the date of March 28, 2007, we reported on the consolidated financial statements of Eden Bioscience Corporation as of and for the years ended December 31, 2006 and 2005. On March 2, 2007, KPMG LLP notified Eden Bioscience Corporation that the auditor-client relationship would cease upon the completion of the audit of Eden Bioscience Corporation’s financial statements as of and for the year ended December 31, 2006, and the issuance of our report thereon. On March 28, 2007 we completed our audit and the auditor-client relationship ceased on March 30, 2007, upon the filing of Eden Bioscience Corporation’s Form 10-K for the year ended December 31, 2006. We have read Eden Bioscience Corporation’s statements included under Item 4.01 of its Form 8-K/A filed April 4, 2007, and we agree with such statements, except that we are not in a position to agree or disagree with Eden Bioscience Corporation’s statements in Item 4.01 (b) and (g).

Very truly yours,

\s\ KPMG LLP